EXHIBIT 10.3

EAGLE MATERIALS INC.

AMENDED AND RESTATED INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

(Performance Vesting)

Eagle Materials Inc., a Delaware corporation (the "Company"), and _____________ (the "Grantee") hereby enter into this Restricted Stock Award Agreement (the "Agreement") in order to set forth the terms and conditions of the Company’s award (the "Award") to the Grantee of certain shares of Common Stock of the Company granted to the Grantee on May 19, 2021 (the "Award Date").

1.Award.  The Company hereby awards to the Grantee _______ shares of Common Stock of the Company (the "Shares").

2.Relationship to the Plan.  The Award shall be subject to the terms and conditions of the Eagle Materials Inc. Amended and Restated Incentive Plan (the “Plan”), this Agreement and such administrative interpretations of the Plan, if any, as may be in effect on the date of this Agreement.  Except as defined herein, capitalized terms shall have the meanings ascribed to them under the Plan.  For purposes of this Agreement:

(a)	“Disability” shall be determined by the Committee.
(b)

“Return on Equity” for any fiscal year shall mean the following calculation (as determined by the Committee):  (i) the net earnings of the Company for such fiscal year; divided by (ii) the Company’s Average Stockholders’ Equity for such fiscal year.

(c)

“Average Stockholders’ Equity” for any period shall mean:  (i) the Company’s total stockholders’ equity as of the beginning of such period plus the Company’s total stockholders’ equity at the end of such period; divided by (ii) 2.

(d)	“Retirement” shall mean a retirement approved by the Board.
(e)	“Service Vesting Date” means the first, second or third anniversary of the end of the Performance Period, as applicable.
(f)	“Performance Period” shall mean the period commencing on April 1, 2021 and ending on March 31, 2022.

3.Vesting.

(a)

Vesting Criteria.  The Grantee’s interest in the Shares shall vest in accordance with the vesting schedule set forth below in this Section 3(a) (each such vesting date, a “Vesting Date”) only if the Return on Equity for the fiscal year ending March 31, 2022 is at least 10.0% (the “Performance Criteria”); provided, that the percentage of Shares that will be earned shall be based on the following:

PerformancePercentage of

CriteriaShares Earned
> 20.0%100.0%

15.0%  83.3%

10.0%  66.7%

; provided, further, that the exact percentage of Shares earned shall be calculated based on straight-line interpolation between the points shown above with fractional points rounded up to the nearest tenth of a percent. After the end of the Performance Period, the Compensation Committee shall certify whether and to what extent the Performance Criteria has been satisfied (“Certification Date”) (such earned Shares shall then be considered “Earned But Unvested Shares” hereunder).  Such Earned But Unvested Shares shall vest one-fourth on the seventh business day following the Certification Date and then ratably on the next three Service Vesting Dates.  Prior to the Certification Date, all Shares shall be considered “unvested Shares.”  If the Performance Criteria has not been satisfied then the Shares shall be immediately and automatically forfeited.  Upon the Certification Date, any portion of the Shares that are not earned in accordance with the provisions above shall be forfeited.

(b)

Restrictions.  The period beginning on the Award Date and ending on the date immediately preceding the Vesting Date for a Share shall be known as the restriction period (the “Restriction Period”).  During the Restriction Period, the Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of any unvested Shares or any right or interest related to such unvested Shares, other than as required by the Grantee’s will or beneficiary designation, in accordance with the laws of descent and distribution or by a qualified domestic relations order.

(c)

Cancellation Right.  Subject to Section 4, the Grantee must be in continuous service as an employee of the Company or any of its Affiliates or as a Director from the Award Date through the applicable Vesting Date for an unvested Share to become vested.  Subject to Section 4, Grantee’s termination of employment and, if applicable, service as a Director prior to the Vesting Date shall cause the unvested Shares to be automatically forfeited as of such discontinuation of service date.

(d)

Calculations and Adjustments.  The Committee shall have the authority to approve the calculations involving the "Return on Equity for the fiscal year ending March 31, 2022" for purposes of vesting, and its approval of such calculations shall be final, conclusive and binding on all parties; provided, that the Performance Criteria and calculation of actual results, in each case, shall be equitably adjusted as determined by the Committee in its discretion, including, without limitation, to account for (i) any business acquisition or disposition (including spin-offs) that occurs after the Award Date, including any related impairments, write-downs, gains or losses; (ii) the impact of litigation (including legal fees, settlements and adjustments); provided that the amount exceeds $5 million; and (iii) the impact of extraordinary items not related to the Company’s current or ongoing business operations, including impairments, write-downs or other significant non-operational charges.  Without limiting the generality of the foregoing, in the event the Company determines to effect a spin-off that will occur

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prior to the end of the Performance Period, the Committee shall have the discretion to determine the extent to which the Performance Criteria shall be deemed to have been satisfied through the effective date of such spin-off or earlier, as determined by the Committee and such determination date shall constitute the Certification Date hereunder; provided, the Earned But Unvested Shares so determined shall vest one-fourth on the first anniversary of the Award Date and then ratably on the next three fiscal year-ends.

4.Change-in-Control; Death or Disability; Retirement.  The restrictions set forth above in Section 3 shall lapse with respect to any Shares (in the case of a Change in Control) or Earned But Unvested Shares (in the case of termination of employment and, if applicable, discontinuation of service as a Director by reason of death, Disability or Retirement) not previously forfeited and the remaining shares of this Award shall become fully vested without regard to the limitations set forth in Section 3 above, provided that the Grantee has been in continuous employment with the Company or any of its Affiliates or has been in continuous service as a Director from the Award Date through:  (A) the occurrence of a Change in Control (as defined in Exhibit A to this Agreement), unless either:  (i) the Committee determines that the terms of the transaction giving rise to the Change in Control provide that the Award is to be replaced within a reasonable time after the Change in Control with an award of equivalent value of shares of the surviving parent corporation, or (ii) the Award is to be settled in cash in accordance with the last sentence of this Section 4, or (B) Grantee’s termination of employment and, if applicable, discontinuation of service as a Director by reason of death, Disability or Retirement.  Upon a Change in Control, pursuant to Section 15 of the Plan, the Company may, in its discretion, settle the Award by a cash payment that the Committee shall determine in its sole discretion is equal to the fair market value of the Award on the date of such event.  In the event Grantee’s employment with the Company or any of its affiliates is terminated (other than a termination for “cause”) after the end of the Performance Period but before the Certification Date, then notwithstanding the restrictions set forth above in Section 3, on the third business day following the Certification Date, one-fourth of the Earned But Unvested Shares shall vest, and the remainder of the Shares shall be forfeited.

5.Stockholder Rights.  The Grantee shall have the right to vote the Shares.  On the first dividend payment date following the Certification Date, the Grantee shall be entitled to a cash dividend payment equal to:  (i) the sum of per share dividends paid with respect to Common Stock during the period from the Award Date to the Certification Date; provided, the record date for such dividend payment is on or after the Award Date; times (ii) the number of Earned But Unvested Shares (once determined).  The Grantee shall also have the right to receive any cash dividends paid on Earned But Unvested Shares after the Certification Date at the same time such amounts are paid with respect to all other shares of Common Stock.

6.Capital Adjustments and Corporate Events.  If, from time to time during the term of the Restriction Period, there is any capital adjustment affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, including as a result of a spin-off or business disposition, the Shares and other applicable terms of this Award shall be adjusted in accordance with the provisions of Section 15 of the Plan, which adjustment shall include (as may be applicable) without limitation, equitable adjustments to the type of property or securities to which the Award relates, in each case as determined by the Committee in its discretion.  Any and all new, substituted or additional securities to which the Grantee may be entitled by reason of the Grantee’s ownership of the Shares hereunder because of a capital adjustment shall be immediately subject to the restrictions set forth herein (as may be modified pursuant to this Agreement) and included thereafter as Shares for purposes of this Agreement.

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7.Refusal to Transfer.

The Company shall not be required:

(a)	to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan; or
(b)

to treat such purchaser or other transferee as owner of such Shares, accord such purchaser or other transferee the right to vote; or pay or deliver dividends or other distributions to such purchaser or other transferee with respect to such Shares.

8.Legends.  If the Shares are certificated, the certificate or certificates evidencing the Shares, if any, issued hereunder shall be endorsed with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND, ACCORDINGLY, MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES.  A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE ISSUER’S PRINCIPAL CORPORATE OFFICES.

9.Tax Consequences.  The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Grantee understands that Section 83 of the Code taxes as ordinary income the difference between the purchase price, if any, for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the restrictions imposed during the Restriction Period. The Grantee understands that the Grantee may elect to be taxed at the time the Shares are awarded rather than when and as the restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the Award Date.  THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY (AND NOT THE COMPANY’S) TO FILE TIMELY THE ELECTION UNDER SECTION 83(B), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

10.Withholding of Taxes.  At the time and to the extent vested Shares become compensation income to the Grantee for federal or state income tax purposes, the Grantee either shall deliver to the Company such amount of money as required to meet the withholding obligation under applicable tax laws or regulations, or, in lieu of cash, the Grantee, in his or her sole discretion, may elect to surrender, or direct the Company to withhold from the vested Shares, shares of Common Stock in such number as necessary to satisfy the tax withholding obligations.  Further, any dividends paid to you pursuant to Section 5 above prior to the end of the Restriction Period will generally be subject to federal, state and local withholding, as appropriate, as additional compensation.

11.Entire Agreement; Governing Law.  The Plan and this Agreement constitute the entire agreement of the Company and the Grantee (collectively, the “Parties”) with respect to the subject

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matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Parties.  Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties.  The Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties.  Should any provision of the Plan or this Agreement relating to the Shares be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12.Interpretive Matters.  Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa.  The term “include” or “including” does not denote or imply any limitation.  The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas.  The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of the Award or this Agreement for construction or interpretation.

13.Notice.  Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party.

14.Recoupment.  This Award (and amounts paid in respect thereof) shall be subject to the terms of the recoupment (clawback) policy adopted by the Company as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to the Company or its subsidiaries; provided, however, unless prohibited by applicable law, the Company’s recoupment (clawback) policy shall have no application to this Award (or amounts paid in respect thereof) following a Change in Control.

15.Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Grantee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

[Signature page follows.]

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EAGLE MATERIALS INC.

By:

Name:	Michael R. Haack

Its:	President and CEO

Address:	5960 Berkshire Ln. Suite 900 Dallas, Texas 75225

The Grantee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan.  The Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

Signed:	_____________________________________

Name:	__________

Address:	Eagle Materials Inc. 5960 Berkshire Ln., Suite 900 Dallas, Texas 75225

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EXHIBIT A

CHANGE-IN-CONTROL

For the purpose of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

(a)The acquisition by any Person of beneficial ownership of securities of the Company (including any such acquisition of beneficial ownership deemed to have occurred pursuant to Rule 13d-5 under the Exchange Act) if, immediately thereafter, such Person is the beneficial owner of (i) 50% or more of the total number of outstanding shares of any single class of Company Common Stock or (ii) 40% or more of the total number of outstanding shares of all classes of Company Common Stock, unless such acquisition is made (a) directly from the Company in a transaction approved by a majority of the members of the Incumbent Board or (b) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b)Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (or who is otherwise designated as a member of the Incumbent Board by such a vote) shall be considered as though such individual were a member of the Incumbent Board, except that any such individual shall not be considered a member of the Incumbent Board if his or her initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)The consummation of a Business Combination, unless, immediately following such Business Combination, (i) more than 50% of both the total number of then outstanding shares of common stock of the parent corporation resulting from such Business Combination and the combined voting power of the then outstanding voting securities of such parent corporation entitled to vote generally in the election of directors will be (or is) then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners, respectively, of the outstanding shares of Company Common Stock immediately prior to such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the outstanding shares of Company Common Stock, (ii) no Person (other than any employee benefit plan (or related trust) of the Company or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of the total number of then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the consummation of such Business Combination; or

(d)Approval by the Board and the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a Major Asset Disposition (or, if there is no such approval by shareholders, consummation of such Major Asset Disposition) unless, immediately following such Major Asset Disposition, (A) Persons that were beneficial owners of the outstanding shares of Company Common Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 50% of the total number of then outstanding shares of common stock and the combined voting power of the then outstanding shares of voting stock of the Company (if it continues to

EXHIBIT A - 1

exist) and of the Acquiring Entity in substantially the same proportions as their ownership immediately prior to such Major Asset Disposition of the outstanding shares of Company Common Stock; (B) no Person (other than any employee benefit plan (or related trust) of the Company or such entity) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of the Company (if it continues to exist) and of the Acquiring Entity entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board of the Company (if it continues to exist) and of the Acquiring Entity were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Major Asset Disposition.

For purposes of the foregoing,

(i)	the term "Person" means an individual, entity or group;
(ii)	the term "group" is used as it is defined for purposes of Section 13(d)(3) of the Exchange Act;
(iii)	the terms "beneficial owner", "beneficial ownership" and "beneficially own" are used as defined for purposes of Rule 13d-3 under the Exchange Act;
(iv)

the term "Business Combination" means (x) a merger, consolidation or share exchange involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

(v)	the term "Company Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company;
(vi)	the term "Exchange Act" means the Securities Exchange Act of 1934, as amended;
(vii)

the phrase "parent corporation resulting from a Business Combination" means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries;

(viii)

the term "Major Asset Disposition" means the sale or other disposition in one transaction or a series of related transactions of 50% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the members of the Incumbent Board;

(ix)

the term "Acquiring Entity" means the entity that acquires the largest portion of the assets sold or otherwise disposed of in a Major Asset Disposition (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity entitled to vote generally in the election of directors or members of a comparable governing body); and

(x)

the phrase "substantially the same proportions," when used with reference to ownership interests in the parent corporation resulting from a Business Combination or in an Acquiring Entity, means substantially in proportion to the number of shares of Company Common Stock beneficially owned by the applicable Persons immediately prior to the Business Combination or Major Asset Disposition, but is not to be construed in such a manner as to require that the same ratio or number of shares of such parent corporation or Acquiring Entity be issued, paid or delivered in exchange for or in respect of the shares of each class of Company Common Stock.

EXHIBIT A - 2